RAPID THERAPEUTIC SCIENCE LABORATORIES, INC.

PRO FORMA BALANCE SHEET

SEPTEMBER 30, 2020

		Pro Forma
	As Reported	Adjustments		As Adjusted

Assets
Current assets:
Cash and cash equivalents	$266,055	$-		$266,055
Inventory	192,746	-		192,746
Total current assets	458,801	-		458,801

Property and equipment:
Property and equipment	92,979	500,000	(A)	592,979
	92,979	500,000		592,979
Less: Accumulated depreciation	(2,418)	-		(2,418)
Net property and equipment	90,561	500,000		590,561

Other assets:
Sublicense agreement	252,500	-		252,500
Total other assets	252,500	-		252,500

Total assets	$801,862	$500,000		$1,301,862

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$69,139	$8,524	(A)	$77,663
Equity subscription payable	100,000	-		100,000
Current portion of notes payable	390,327	300,000	(A)	690,327
Accrued interest payable	337,979	-		337,979
Derivative liability	83,606	-		83,606
Total current liabilities	981,051	308,524		1,289,575

Convertible notes payable	315,240	-		315,240
Total liabilities	1,296,291	308,524		1,604,815

Stockholders’ equity (deficit):
Preferred stock	-	-		-
Common stock	175,882	625	(A)	176,507
Additional paid-in capital	4,475,363	499,375	(A)	4,974,738
Accumulated deficit	(4,808,335)	(308,524)	(A)	(5,116,859)
Treasury stock	(337,339)	-		(337,339)
Total stockholders’ equity (deficit)	(494,429)	191,476		(302,953)

Total liabilities and stockholders equity (deficit)	$801,862	$500,000		$1,301,862

RAPID THERAPEUTIC SCIENCE LABORATORIES, INC.

PRO FORMA STATEMENT OF OPERATIONS

SIX MONTHS ENDED SEPTEMBER 30, 2020

		Pro Forma
	As Reported	Adjustments		As Adjusted

Revenues	$130,916	$94,750	(B)
		(94,750)	(C)	$130,916
Cost of goods sold	23,347	29,681	(B)
		(29,681)	(C)	23,347
Gross profit	107,569	-		107,569

Operating expenses:
General and administrative	1,222,674	300,000	(A)
		8,524	(B)	1,531,198
Amortization expense	50,000	-		50,000
Depreciation expense	2,418	-		2,418
	1,275,092	308,524		1,583,616
Other income (expense):
Interest expense	(39,393)	-		(39,393)

Loss before income taxes	(1,206,916)	(308,524)		(1,515,440)
Income taxes	-	-		-

Net loss	$(1,206,916)	$(308,524)		$(1,515,440)

Net loss per share, basic and diluted	$(0.01)			$(0.01)

Weighted average shares outstanding	163,687,569			164,312,569

RAPID THERAPEUTIC SCIENCE LABORATORIES, INC.

PRO FORMA STATEMENT OF OPERATIONS

YEAR ENDED MARCH 31, 2020

		Pro Forma
	As Reported	Adjustments		As Adjusted

Revenues	$9,139	$35,000	(B)	$44,139
Cost of goods sold	7,155	29,000	(B)	36,155
Gross profit	1,984	6,000		7,984

Operating expenses:
General and administrative	397,487	300,000	(A)
		12,734	(B)	710,221
Amortization expense	37,500	-		37,500
Depreciation expense	-	-		-
	434,987	312,734		747,721
Other income (expense):
Interest expense	(191,581)	-		(191,581)

Loss before income taxes	(624,584)	(306,734)		(931,318)
Income taxes	-	-		-

Net loss	$(624,584)	$(306,734)		$(931,318)

Net loss per share, basic and diluted	$(0.01)			$(0.02)

Weighted average shares outstanding	60,024,614			60,649,614

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The closing of the Asset Purchase and Sales Agreement between Rapid Therapeutic Science Laboratories, Inc. (the “Company”) and Razor Jacket, LLC took place on November 16, 2020, with an effective date of November 1, 2020.  The following adjustments have been reflected in the Company’s unaudited pro forma combined Balance Sheet as of September 30, 2020, and in the unaudited pro forma combined Statements of Operations for the six month period ended September 30, 2020 and for the year ended March 31, 2020.

(A)To record the closing of the Asset Purchase and Sales Agreement between the Company and Razor Jacket, LLC, for a total purchase price of: (i) $300,000 in cash, paid at closing, which was funded with a short-term borrowing of the same amount; (ii) 625,000 shares of restricted common stock, issued at closing; and (iii) the right for the sellers to earn up to 16.5 million shares of a new series of preferred stock.

(B)To record the historical revenues and expenses of Razor Jacket, LLC, as reported during the six month period ended September 30, 2020 and during the period from inception on July 12, 2019 to March 31, 2020.

(C)To record the elimination of the intracompany sales made by Razor Jacket, LLC to the Company, as reported during the six month period ended September 30, 2020 (there were no such intracompany sales in the period from inception on July 12, 2019 to March 31, 2020).

The transaction is being accounted for by the Company as an acquisition of assets, pursuant to the provisions of ASC 805-50.  The unaudited pro forma combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the acquisition been completed as of the dates presented, and further should not be taken as representative of the future consolidated results of operations or financial condition of the Company.